SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2007

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 9, 2007, the Board of Directors of Saratoga Resources, Inc. (the “Company”) amended the terms of the Company’s 2006 Employee and Consultant Stock Plan (the “Stock Plan”) to increase the shares reserved for issuance under the Stock Plan by 1,325,000 to a total of 2,525,000 shares.

The foregoing is qualified in its entirety by reference to the Amendment to 2006 Employee and Consultant Stock Plan filed herewith as Exhibit 10.1.

See Item 5.02 below relative to the entry of Employment Agreements with Thomas Cooke and Andy Clifford and a Restricted Stock Agreement with Andy Clifford.

Item 3.02.

Unregistered Sales of Equity Securities.

See Item 5.02 and 8.01 below relative to the issuance of shares to Andy Clifford, various directors, an advisory director and various service providers.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Thomas Cooke

On October 9, 2007, the Company entered into an Employment Agreement with Thomas F. Cooke, the Company Chairman and Chief Executive Officer, pursuant to which Mr. Cooke will continue to serve in those positions for a term of three years. Mr. Cooke will draw an annual salary of $180,000 and will begin participating in all of the Company’s then existing executive benefit programs, with salary beginning to accrue as of September 1, 2007 and being deferred and accrued until receipt by the Company of funding in the amount of at least $25 million.

The foregoing is qualified in its entirety by reference to the Employment Agreement filed herewith as Exhibit 10.2.

Appointment of Andy Clifford as Director and President

On October 8, 2007, the Company’s Board of Directors approved an increase in the size of the board to four persons and appointed A.C. “Andy” Clifford as a director and President of the Company.

Mr. Clifford is a petroleum geologist/geophysicist with over 28 years of experience in domestic and international oil and gas exploration and production.  Mr. Clifford’s broad experience includes providing professional geological services on prospects throughout the United States and around the world as an independent consultant, as Vice President of Exploration for BHP Petroleum and as a Senior Geophysicist for BHP Petroleum, Kuwait Foreign Petroleum and Esso Exploration.  Mr. Clifford is a co-founder and Executive Vice President of Aurora Gas, LLC, an independent gas developer and producer with gas production operations in Cook Inlet, Alaska.  Mr. Clifford holds a B.Sc, with honors, in Geology with Geophysics from London University and is a frequent speaker and published author on a variety of energy industry topics.

Mr. Clifford served as an advisory director to the Company from June 2006 until his appointment as a director.

Mr. Clifford will serve as President and will lead the Company’s efforts, in conjunction with the Company’s Chairman and Chief Executive Officer, Thomas Cooke, to develop and implement an acquisition program pursuant to which the Company intends to acquire and develop oil and gas properties within the United States.

The Company has entered into an Employment Agreement with Mr. Clifford pursuant to which Mr. Clifford will serve as President for a period of three years subject to the Company’s right to terminate the agreement if the Company has not received new equity and/or debt funding of at least $25 million within one year (a “Funding”).  Mr. Clifford will draw an annual salary of $180,000 and will begin participating in all of the Company’s then existing executive benefit programs, with salary beginning to accrue as of September 5, 2007 and being deferred and accrued until completion of a Funding.

Pursuant to the Employment Agreement and a Stock Grant Agreement, Mr. Clifford was granted 2.5 million shares (the “Shares”) of stock on signing of the Employment Agreement.  2,000,000 of the Shares (the “Restricted Shares”) are subject to forfeiture on termination of Mr. Clifford’s employment if, on that date (1) the Company has not completed the acquisition of oil and gas properties and interests with an aggregate value of at least $25 million during Mr. Clifford’s employment, or (2) Mr. Clifford is not continuing in his service as President of the Company on the first anniversary of the commencement of his employment.

The foregoing is qualified in its entirety by reference to the Employment Agreement and Stock Grant Agreement filed herewith as Exhibits 10.3 and 10.4.

Director Stock Grants

On October 8, 2007, the Board of Directors of the Company approved a recommendation of the Stock Plan Administration Committee to grant 25,000 shares of common stock under the Company’s 2006 Employee and Consultant Stock Plan to the non-employee directors as compensation for service in such capacity.  Pursuant to such action, the Company issued 25,000 shares of common stock (the “Director Shares”) to each of Kevin Smith and Rex H. White, Jr.

The Shares and Director Shares were issued without general advertising or solicitation pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 8.01.

Other Events.

Appointment of Advisory Director and Stock Grant

On October 8, 2007, the Company appointed J.W. “Bill” Rhea as an advisory director and issued to Mr. Rhea 25,000 shares of common stock (the “Advisory Director Shares”).

Mr. Rhea has over 32 years of business, financial and petroleum engineering experience in all phases of the upstream oil and gas industry, onshore and offshore, both domestically and internationally on four continents. Mr. Rhea is a second-generation oil and gas businessman and, in addition to serving in senior management and chief executive roles in several independent oil and gas companies (public and private), has also been a consultant to industry.  Mr. Rhea is steeply versed in the prospect generation and assembly process using state of the art remote sensing and focusing technologies coupled with more traditional 2D and 3D seismic technologies to assemble, drill, and develop world class prospects.  Over his career, Mr. Rhea has also worked on acquisitions, mergers, and divestitures of oil and gas assets and companies.  Mr. Rhea is currently the President and Chief Executive Officer of privately-held Gulf Energy Exploration Corp. of Austin, Texas.

Grant of Shares for Services

On October 8 and 9, 2007, the Company’s Board approved the issuance of an aggregate of 400,000 shares of common stock to two law firms as consideration for business, litigation and general legal advisory services (the “Law Firm Shares”).

The Advisory Director Shares and Law Firm Shares were issued without general advertising or solicitation pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Amendment No. 1 to 2006 Employee and Consultant Stock Plan.

10.2

Employment Agreement, dated October 9, 2007, between Thomas Cooke and Saratoga Resources, Inc.

10.3

Employment Agreement, dated October 8, 2007, between Andy Clifford and Saratoga Resources, Inc.

10.4

Stock Grant Agreement, dated October 8, 2007, between Andy Clifford and Saratoga Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  October 10, 2007

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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